[logo - American Funds®]	The Tax-Exempt Money Fund of America 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

BRENDA S. ELLERIN, President and Principal Executive Officer, and M. SUSAN GUPTON, Treasurer and Principal Financial Officer of American Funds Short-Term Tax-Exempt Bond Fund* (the "Registrant"), each certify to the best of her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended July 31, 2009 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS SHORT-TERM TAX-EXEMPT BOND FUND (FORMERLY KNOWN AS THE TAX-EXEMPT MONEY FUND OF AMERICA)	AMERICAN FUNDS SHORT-TERM TAX-EXEMPT BOND FUND (FORMERLY KNOWN AS THE TAX-EXEMPT MONEY FUND OF AMERICA)

/s/ Brenda S. Ellerin	/s/ M. Susan Gupton
Brenda S. Ellerin, President	M. Susan Gupton, Treasurer

Date: September 30, 2009	Date: September 30, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS SHORT-TERM TAX-EXEMPT BOND FUND* and will be retained by AMERICAN FUNDS SHORT-TERM TAX-EXEMPT BOND FUND* and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

*The Tax-Exempt Money Fund of America converted from a money market fund into the American Funds Short-Term Tax-Exempt
Bond Fund effective August 7, 2009.